LIMITED CONTINUING GUARANTY OF PAYMENT

This Guaranty Agreement (Guaranty) is made by **BEACON ENERGY CORP.,** a Delaware corporation, having an address of 186 North Avenue East, 1st Floor, Cranford, New Jersey 07016. ("Guarantors" whether one or more) to **NATION-WIDE REPAIR HOLDING COMPANY, INC.,** a Kansas corporation, having an address of at 16151 Foster Street, Overland Park, Kansas 66085 (Lender) in consideration of credit extended and to be extended and guarantees issued at any time by Lender to **TERRA BIOENERGY, LLC,** a Missouri limited liability company, having an address of 10 Westowne Street, Westowne Office Park, Building 10, Suite 1000, Liberty, Missouri 64068 (Borrower).

GUARANTY OF PAYMENT: By execution of this Guaranty, Guarantor absolutely and unconditionally guarantees to Lender, its endorsees, successors and assigns, the prompt payment when due, whether by acceleration or otherwise, of all the indebtedness which may now or hereafter exist or be owing at any time from Borrower to Lender, whether direct or indirect, absolute or contingent, secured or unsecured, without deduction for any claim of setoff or counterclaim by Borrower. This is a continuing guaranty and will remain in full force and effect from the date of execution until all indebtedness owing by Borrower to lender is paid in full. The Guarantors may not cancel their obligations and guarantees as set out in this instrument as long as said indebtedness remains unpaid.

INDEBTEDNESS: The indebtedness hereby guaranteed includes, without limit, all amounts owed by Borrower to Lender, either jointly or individually, for personal or business purposes, whether past, present, or future, or principal, interest, future or protective advances, including all costs of collection and attorney's fees, under the terms of any note(s), addendums to note(s), letters of credit, loan agreement(s), mortgage(s), trust deed(s), security agreement(s), or other documents or instruments evidencing either the indebtedness or the collateral (if any) given as security for any indebtedness, or the extension, reamortization, renewal, refinancing, or restructuring of the same.

MAXIMUM LIABILITY OF GUARANTOR(S): The maximum liability of the Guarantors under this Guaranty is limited to the sum of the following:

(1) the lesser of (i) Two Hundred Fifty Thousand Dollars ($250,000.00) plus all accrued interest on the Indebtedness (including all accrued interest that may have been added to principal); or (ii) one fifth (1/5) of the total outstanding principal and accrued interest on the Indebtedness; plus

(2) one fifth (1/5) of Lender's costs, expenses and reasonable attorney's fees following a breach by Borrower or any guarantor of any covenant or obligation contained in Loan Documents, as that term is defined in the Loan Agreement between the Lender and the Borrower.

It is agreed and understood that this is the maximum amount of Guarantors' liability, and that Guarantors will pay up to and including the above amount, but at no time will the total amount collected under this Guaranty exceed (i) 100 percent of the total of the remaining and unpaid

loan indebtedness, and (ii) Lender's costs, expenses and reasonable attorney's fees following a default by Borrower or any guarantor of any obligation or covenant contained in the Loan Documents.

WAIVER OF NOTICES/COLLATERAL: Guarantors expressly waive notice of: acceptance of this guaranty; incurrence of indebtedness by Borrower; presentment; demand of payment; protest; dishonor; nonpayment; alleged default; right to cure; and suit or taking of any action by Lender against any party liable for all or any part of indebtedness hereby guaranteed.

Guarantors further authorize Lender, at any time, and from time to time, to do any of the following without notice to, or consent of Guarantors and agree that any such actions shall in no way alter, impair, or release the obligations of Guarantors under this Guaranty.

1. Increase, decrease or adjust to any manner the rate of interest, type of interest, place or terms of payment;

2. renew, refinance, reamortize, restructure, settle, compromise, or extend the time of or payment of, all or any portion of the indebtedness whether for a period of less than, greater than, or equal to the original period and whether under the same or different terms and conditions;

3. surrender, release, exchange, substitute, or subordinate the interest and rights of Lender in any collateral given as security for the indebtedness, whether presently existing or hereafter acquired;

4. enforce, in any order, or refrain from enforcing, at Lender's option, any rights against Borrower or against any collateral (if any) securing the indebtedness or against any party liable to Lender, including Guarantors, under any guarantee or other security agreement;

5. apply any sums received from whatever source, to any indebtedness of Borrower, whether due or not due, in such proportions as Lender, in its sole discretion deems proper.

NONRELIANCE ON LENDER: Guarantors warrant that: 1) Guarantors are executing this Guaranty voluntarily based on their own personal knowledge of the Borrower and Borrower's financial affairs; 2) Lender has made no representations or assurances to Guarantors regarding the financial affairs of Borrower; 3) Guarantors have adequate means to obtain from Borrower, on a continuing basis, information concerning the financial condition of Borrower and Guarantors are not relying on Lender to provide such information now or in the future; 4) Lender has made no representations to Guarantors concerning the effect of this Guaranty on or as to the rights, duties, or liabilities of Guarantors or of the Borrower, either individually or between or among themselves.

DEFAULT/BANKRUPTCY: In the event of 1) default by Borrower in the payment of any indebtedness or in the terms or conditions of any note(s), loan agreement(s), mortgage(s), trust deed(s), security agreement(s), or other documents, evidencing or securing the indebtedness the terms of which are incorporated herein by reference and made a part hereof, 2) the death,

dissolution or failure of business of Borrower or any Guarantor; 3) a petition in bankruptcy is filed by or against Borrower or any Guarantor; or 4) Borrower or any Guarantor is named as a defendant in any foreclosure or collection suit, Lender may, upon the happening of such event or any time thereafter at Lender's discretion, declare all indebtedness immediately due and payable without further demand or notice and may enforce this Guaranty directly against any Guarantor or his estate without first exercising any rights or remedies against Borrower, Borrower's estate, any collateral held as security regardless of when such security was obtained, or any other party which may be liable to Lender with regard to all or any portion of the indebtedness.

RECOVERY OF PREFERENCE: Guarantors agree that if, at anytime, all or any part of the payment previously applied by Lender to any of the indebtedness must be returned by Lender for any reason, whether by court or administrative order, or settlement, Guarantors remain liable to the extent of their maximum liability, for the full amount returned as if such had never been received by Lender, notwithstanding any termination of this Guaranty or the cancellation of any note(s) or other documents or agreements evidencing the indebtedness. Each Guarantor also hereby waives any claim, right or remedy which such Guarantor may now have o hereafter acquire against the Borrower that arises hereunder and/or from the performance by any Guarantor hereunder including, without limitation, any claim, remedy, or right of subrogation, reimbursement, exoneration, indemnification, or participation in any claim, right or remedy of Lender against the Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

ENFORCEABILITY: Guarantors have unconditionally delivered this Guaranty to Lender; failure to sign this or any other guaranty agreement by any other person will not discharge the liability of Guarantors. This Guaranty remains fully enforceable despite any defenses which Borrower may assert regarding the indebtedness, including but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, usury or filing a petition for discharge in bankruptcy.

ERRORS AND OMISSIONS: Without in any way limiting the foregoing, Guarantors hereby waive all errors and omissions in connection with Lender's administration of the. loan and any other act or omission of the Lender which changes the scope of Guarantor's risk including, but not limited to, failure of Lender to take or perfect a security interest or lien upon any collateral or the release of collateral to Borrower or a third party. In addition to the waivers set forth herein, Guarantors waive any other defense available to Guarantors.

CAPTIONS: All captions contained in this Guaranty are for convenience in reference only and are not interpretive of the provisions of this Guaranty.

BINDING AFFECT: This Guaranty shall be binding on the Guarantors, their heirs, legal representatives, successors and assigns, jointly and individually, from the date of execution until all indebtedness is paid in full. In the event of the death of any Guarantor, this Guaranty shall not affect the liability of any other Guarantor under this or any other guaranty agreement.

SEVERABILITY: The provisions of this Guaranty are severable. A determination that any portion of this Guaranty is void or unenforceable shall not affect the validity or enforceability of the remaining portions of the Guaranty.

ENTIRE AGREEMENT: This Guaranty constitutes the entire agreement of the parties concerning the matter described herein and supersedes all previous communication, representations or agreements, either oral or written, between the parties. No prior course of dealing between the parties, no usage of trade, and no oral or extrinsic evidence of any nature shall be used to supplement or modify any term. Nor shall there be any conditions to the full effectiveness of this Guaranty. Guarantors acknowledge receipt of a copy of this Guaranty Agreement.

Dated this ___ day of ________________, 2008.

BEACON ENERGY CORP., a Delaware corporation

By_______________________________
Dylan K. Remley, President and
Chief Executive Officer

STATE OF ____________________)
) ss:
COUNTY OF __________________)

ON THIS ________ day of _______________, 2008, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Dylan K. Remley, to me personally known to be the person described in and who executed the foregoing instrument, who, being by me duly sworn, stated that he is the President of Beacon Energy Corp., a Delaware corporation and that he signed said instrument on behalf of said Beacon Energy Corp. with due authority, and said person acknowledged the execution of said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

____
Notary Public
Printed Name:_____________________

My Commission Expires:

____

SEVERABILITY: The provisions of this Guaranty are severable. A determination that any portion of this Guaranty is void or unenforceable shall not affect the validity or enforceability of the remaining portions of the Guaranty.

ENTIRE AGREEMENT: This Guaranty constitutes the entire agreement of the parties concerning the matter described herein and supersedes all previous communication, representations or agreements, either oral or written, between the parties. No prior course of dealing between the parties, no usage of trade, and no oral or extrinsic evidence of any nature shall be used to supplement or modify any term. Nor shall there be any conditions to the full effectiveness of this Guaranty. Guarantors acknowledge receipt of a copy of this Guaranty Agreement.

Dated this 26th day of February, 2008.

BEACON ENERGY CORP., a Delaware corporation

By ______________________
Dylan K. Remley, President and
Chief Executive Officer

STATE OF New Jersey)
) ss:
COUNTY OF Union)

ON THIS 26 day of February, 2008, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Dylan K. Remley, to me personally known to be the person described in and who executed the foregoing instrument, who, being by me duly sworn, stated that he is the President of Beacon Energy Corp., a Delaware corporation and that he signed said instrument on behalf of said Beacon Energy Corp. with due authority, and said person acknowledged the execution of said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

____
Notary Public
Printed Name: Michele O'Brien

My Commission Expires:
9/26/2011

MICHELE O'BRIEN
Notary Public
State of New Jersey
My Commission Expires Sep 26, 2011

PJ-672281-v2

SEVERABILITY: The provisions of this Guaranty are severable. A determination that any portion of this Guaranty is void or unenforceable shall not affect the validity or enforceability of the remaining portions of the Guaranty.

ENTIRE AGREEMENT: This Guaranty constitutes the entire agreement of the parties concerning the matter described herein and supersedes all previous communication, representations or agreements, either oral or written, between the parties. No prior course of dealing between the parties, no usage of trade, and no oral or extrinsic evidence of any nature shall be used to supplement or modify any term. Nor shall there be any conditions to the full effectiveness of this Guaranty. Guarantors acknowledge receipt of a copy of this Guaranty Agreement.

Dated this 25th day of February, 2008.

BEACON ENERGY CORP., a Delaware corporation

By______________________________
Dylan K. Remley, President and
Chief Executive Officer

STATE OF ____________________)
) ss:
COUNTY OF ____________________)

ON THIS ________ day of _______________, 2008, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Dylan K. Remley, to me personally known to be the person described in and who executed the foregoing instrument, who, being by me duly sworn, stated that he is the President of Beacon Energy Corp., a Delaware corporation and that he signed said instrument on behalf of said Beacon Energy Corp. with due authority, and said person acknowledged the execution of said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

____
Notary Public
Printed Name:___________________________

My Commission Expires:

____